Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Paul J. Plante
President and Chief Executive Officer
(813) 854-2000
pplante@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS

THIRD QUARTER AND NINE MONTHS 2004 FINANCIAL RESULTS

-Company Announces New Board Member-

Tampa, Florida, November 9, 2004 —Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its third-quarter and nine months ended September 30, 2004. As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2003 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs. Additionally, the difference between the fair market value of new common stock issued and new debt issued when compared to the debt discharged as outlined in the Plan of Reorganization has been summarized as a Reorganization Gain on Debt Discharge. Also, as a result of the reorganization, January 2004 operations are presented as “Predecessor” while the eight month period ended September 30, 2004 is presented as “Reorganized.” The accompanying financial tables provide financial information relative to these periods. However, for discussion purposes below, the nine months of operations ending September 30, 2004 have been combined and are collectively referred to as the “nine months.”

Reptron recorded third quarter 2004 net sales from continuing operations of $34.4 million, an 11.8% decline from the same period a year ago and a 3.4% decline from the second quarter of 2004. The Company recorded a third quarter 2004 loss from continuing operations totaling $90,000, or $0.02 per fully diluted share, excluding reorganization expenses. This compares to an $845,000 loss from continuing operations, or $0.13 per fully diluted share, in the same period a year ago. During the third quarter of 2004, Reptron also recorded additional activity from its 2003 discontinued operations and reorganization costs which collectively resulted in net earnings of $45,000. These items when combined with the results from continuing operations resulted in third quarter 2004 net loss of $45,000 compared to a net loss of $4.1 million in the same period a year ago.

For the nine months ended September 30, 2004, net sales from continuing operations totaled $105.5 million, a 6.8% decrease from the first nine months of 2003. The Company recorded a loss from continuing operations during the first nine months of 2004 totaling $1.3 million, or $0.25 per fully diluted share excluding reorganization gain and expenses, net of related income tax effect. This compares to a $3.7 million loss from continuing operations, or $0.58 per fully diluted share, during the first nine months of 2003. The earnings per share calculated for the period ending September 30, 2004 above are based only on the five million shares outstanding of the reorganized company. During the first nine months of 2004, Reptron also recorded additional activity from its 2003 discontinued operations, reorganization costs and a reorganization gain on debt discharge net of the related income tax effect, which collectively resulted in net earnings of $1.6 million. These items when combined with the results from continuing operations during the first nine months of 2004, resulted in net earnings of $391,000 compared to a net loss of $25.7 million, in the same period a year ago.

“Reptron continued to lower its breakeven point during the third quarter,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. Plante continued, “The Company improved its gross margins and EBITDA margins through continued process improvement and reduction of operating costs.”

Plante concluded, “Significant start-up activity is currently underway to support new customers and programs that have recently been awarded to Reptron. This activity provides optimism for future sales increases and positive operating results.”

Reptron Electronics also announced today that Carl Vertuca has joined its board of directors. Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company. He has served as executive vice president and a board member of The Dii Group, a publicly held EMS company until it was acquired by Flextronics International. Mr. Vertuca has also held various senior level positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation. He also serves on the board of directors of DDI, Inc. (Nasdaq: DDIC).

“We are very pleased with the addition of Carl Vertuca to our board of directors. He brings many years of industry experience to our Company,” remarked Paul J. Plante.

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Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EST), November 10, 2004 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-800-289-0528 or 1-913-981-5522 for international callers and entering pass code 807213. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through December 9, 2004. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through December 9, 2004 by dialing 1-888-203-1112 from the U.S., or 1-719-457-0820 from international locations and entering pass code 807213.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Completion of bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appear,” “optimism” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Three Months Ended September 30, 2004	Predecessor Company Three Months Ended September 30, 2003
Net Sales	$34,378	$38,963
Cost of goods sold	29,613	33,713

Gross profit	4,765	5,250

Selling, general and administrative expenses	4,110	4,544

Operating income	655	706

Other income (expense):
Interest expense, net	(745)	(1,551)
Reorganization costs	(62)	—

Total other income (expense)	(807)	(1,551)

Income (loss) before income taxes	(152)	(845)

Income tax provision	—	—

Income (loss) from continuing operations	(152)	(845)

Discontinued operations
Earnings (loss) from discontinued operations	107	(3,229)
Income tax benefit	—	—

Earnings (loss) on discontinued operations	107	(3,229)

Net income (loss)	$(45)	$(4,074)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(0.03)	$(0.13)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.02	$(0.50)

Net income (loss) per common share - basic and diluted	$(0.01)	$(0.63)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Eight Months Ended September 30, 2004	Predecessor Company One Month Ended January 31, 2004	Predecessor Company Nine Months Ended September 30, 2003
Net Sales	$93,154	$12,368	$113,168
Cost of goods sold	81,253	11,479	98,165

Gross profit	11,901	889	15,003

Selling, general and administrative expenses	10,613	1,447	14,012

Operating income (loss)	1,288	(558)	991

Other income (expense):
Interest expense, net	(1,923)	(61)	(4,733)
Reorganization gain on debt discharge	—	3,517	—
Reorganization costs	(78)	(853)	—

Total other income (expense)	(2,001)	2,603	(4,733)

Earnings (loss) before income taxes	(713)	2,045	(3,742)

Income tax provision	—	777	—

Earnings (loss) from continuing operations	(713)	1,268	(3,742)

Discontinued operations
Earnings (loss) from discontinued operations	150	(507)	(21,962)
Income tax benefit	—	193	—

Earnings (loss) on discontinued operations	150	(314)	(21,962)

Net earnings (loss)	$(563)	$954	$(25,704)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(0.14)	$0.20	$(0.58)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.03	$(0.05)	$(3.42)

Net earnings (loss) per common share - basic and diluted	$(0.11)	$0.15	$(4.00)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196	6,417,196

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Reorganized Company September 30, 2004	Predecessor Company December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,323	$311
Restricted Cash	1,029	2,640
Account receivable - trade, net	13,676	12,974
Inventories, net	20,743	19,546
Prepaid expenses and other	1,761	3,516

Total current assets	38,532	38,987

PROPERTY, PLANT & EQUIPMENT - AT COST, NET	20,855	20,098
GOODWILL, NET	11,926	18,970
OTHER INTANGIBLE ASSETS, NET	4,012	—
DEFERRED INCOME TAX	1,889	2,449
OTHER ASSETS	77	719

TOTAL ASSETS	$77,291	$81,223

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$14,444	$15,167
Accrued expenses	4,877	7,333
Note payable to bank	8,924	6,214
Current portion of long-term obligations	450	437
Liabilities subject to compromise	—	83,456

Total current liabilities	28,695	112,607

SENIOR SECURED NOTES	30,000	—
LONG-TERM OBLIGATIONS, less current portion	3,384	3,670

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 and 6,417,196 shares, respectively	50	64
Additional paid-in capital	15,725	23,146
Accumulated deficit	(563)	(58,264)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	15,212	(35,054)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$77,291	$81,223